UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2016

AMERICAN ELECTRIC

TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Wood Branch Park Drive, Ste 600		77079
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The voting results on the matters considered by the stockholders of American Electric Technologies, Inc., (“the Company”) at the Annual Meeting held on May 11, 2016 were as follows:

1.	To elect five members to the Company’s Board of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Edward L. Kuntz	4,700,012	260,056	3,029,647
J. Hoke Peacock II	4,481,728	478,340	3,029,647
Peter Menikoff	4,697,129	262,939	3,029,647
Neal Dikeman	4,482,471	477,597	3,029,647
Charles M. Dauber	4,946,210	13,858	3,029,647
Casey Crenshaw*	1,000,000	0	0

*	elected by the holder of the Company’s Series A Convertible Preferred Stock.

2.	To ratify the selection of the independent registered public accounting firm for the fiscal year ending December 31, 2016. There were no Broker Non-Votes.

Votes For	Votes Against	Votes Withheld
7,975,980	13,417	318

3.	Advisory resolution to approve executive compensation.

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
4,223,671	112,502	623,895	3,029,647

4.	Frequency of advisory vote to approve executive compensation

1 Year	2 Years	3 Years	Votes Withheld
3,234,257	9,820	1,711,253	4,738

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: May 16, 2016	By:	/s/ William B. Brod
Senior Vice President and CFO